UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 4, 2008

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2008, the board of directors (the “Board”) of Eastman Chemical Company (the “Company”) took the following actions:

•
elected James P. Rogers, the Company’s current President and group head of its Chemicals and Fibers businesses, as the President and Chief Executive Officer of the Company, effective following the annual meeting of stockholders on May 7, 2009; and

•
increased  the size of the Board by one director to twelve directors, and appointed Mr. Rogers as a member of the Board, effective December 4, 2008, to serve in the class for which the term in office expires at the annual meeting of stockholders in May 2011.

J. Brian Ferguson, the Company’s current Chief Executive Officer, will remain in that position until the effectiveness of Mr. Rogers’ election. Thereafter, Mr. Ferguson will continue to be a director, and to be employed as an executive officer of the Company, in the role of Executive Chairman of the Board.

In connection with the Board’s election of Mr. Rogers as President and Chief Executive Officer and of Mr. Ferguson as Executive Chairman of the Board, the Compensation and Management Development Committee of the Board took certain actions related to Mr. Rogers’ and Mr. Ferguson’s compensation. As Chief Executive Officer, Mr. Rogers will be entitled to an annual salary of $975,000 and will participate in the Company’s annual variable cash compensation plan at a target level of 100% of his base salary.  Mr. Rogers also was awarded 50,000 restricted stock units on December 4, 2008, with the award scheduled to vest and payout in unrestricted shares of Company common stock (i) as to one-half of the restricted stock units on December 31, 2012 and (ii) as to the remaining restricted stock units on December 31, 2012 based upon Mr. Rogers’ performance of certain specified goals and expectations.  It is expected that Mr. Rogers will also receive long-term stock-based incentive compensation and will be entitled to perquisites and other benefits consistent with such compensation and benefits provided by the Company to its Chief Executive Officer in previous years. Mr. Ferguson’s compensation as Executive Chairman of the Board will be an annual salary of $750,000.

The full text of the Company’s release announcing these actions, including Mr. Rogers’ biographical information, previous positions with the Company, and other business experience, is filed as Exhibit 99.01 to this Form 8-K and is incorporated herein by this reference.

EASTMAN CHEMICAL COMPANY - EMN

Item 9.01 Financial Statements and Exhibits:

(d) Exhibits

The following exhibit is furnished pursuant to Item 9.01:

99.01 Public announcement by the registrant on December 8, 2008 of resignation of J. Brian Ferguson as CEO and election of Ferguson by Board to position of Executive Chairman and of election by Board of James P. Rogers as CEO and President and appointment by Board of Rogers as a member of the Board

EASTMAN CHEMICAL COMPANY - EMN

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: _/s/ Curtis E. Espeland_ Curtis E. Espeland Senior Vice President and Chief Financial Officer
Date: December 9, 2008